Exhibit 99.1

VERITEX HOLDINGS, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Dallas, TX — January 24, 2023 —Veritex Holdings, Inc. (“Veritex” or the “Company”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the fourth quarter and full year of 2022.
"Today we reported strong 2022 performance metrics with $216 million in pre-tax pre-provision earnings, or 1.97% on average assets, 1.35% operating return on average assets, 16% return on average tangible common equity and an efficiency ratio below 50% for the 5th consecutive year," said C. Malcolm Holland, III, Veritex President and Chief Executive Officer. "We generated 34% growth in loans, 24% growth in deposits, completed an oversubscribed common stock offering and expanded relationships and new customers. Looking towards 2023, we remain focused on credit discipline, lending in portfolios that align with our core deposit priorities and delivering strong financial results."

Financial Highlights	Fourth Quarter 2022	Third Quarter 2022	Fourth Quarter 2021	Full Year 2022	Full Year 2021
	(Dollars in thousands, except per share data) (unaudited)
GAAP
Net income	$39,897	$43,322	$41,506	$146,315	$139,584
Diluted EPS	0.73	0.79	0.82	2.71	2.77
Book value per common share	26.83	26.15	26.64	26.83	26.64
Return on average assets[2]	1.35%	1.50%	1.68%	1.33%	1.49%
Efficiency ratio	47.63	44.71	48.53	48.64	49.45
Return on average equity[2]	11.03	11.82	12.65	10.28	11.01
Non-GAAP[1]
Operating earnings	$40,395	$43,625	$42,410	$147,889	$139,647
Diluted operating EPS	0.74	0.80	0.84	2.74	2.77
Tangible book value per common share	18.64	17.91	17.49	18.64	17.49
Pre-tax, pre-provision operating earnings	63,694	63,454	48,640	216,413	171,205
Pre-tax, pre-provision operating return on average assets[2]	2.15%	2.20%	1.97%	1.97%	1.83%
Operating return on average assets[2]	1.36	1.51	1.72	1.35	1.49
Operating efficiency ratio	47.11	44.37	47.64	48.21	49.27
Return on average tangible common equity[2]	16.75	17.82	20.06	15.78	17.57
Operating return on average tangible common equity[2]	16.95	17.94	20.48	15.94	17.58
1 Refer to the section titled "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Other Fourth Quarter and 2022 Highlights:
•Pre-tax, pre-provision operating return on average assets decreased 5 basis points ("bps") from the third quarter of 2022 to 2.15%, and grew 14 bps year-over-year;
•Net interest margin increased to 3.87%, up 10 bps from the third quarter of 2022, and grew by 50 bps year-over-year;
•Tangible book value per common share increased to $18.64 during the three months ended December 31, 2022 compared to $17.91 for the three months ended September 30, 2022 and $17.49 for the three months ended December 31, 2021;
•Total loans held for investment ("LHI"), excluding Paycheck Protection Program ("PPP") and mortgage warehouse ("MW") loans, grew $524.0 million, from the third quarter of 2022, or 24.4% annualized, and grew $2.3 billion, or 33.5%, year-over-year;
•Total deposits grew $374.8 million for the fourth quarter of 2022, or 17.0% annualized, with the average cost of total deposits increasing to 1.46% for the three months ended December 31, 2022 from 0.76% for the three months ended September 30, 2022. Total deposits grew $1.8 billion, or 23.9%, year-over-year;
•Non-performing assets ("NPAs"), excluding nonaccrual purchased credit deteriorated ("PCD") loans, to total assets decreased to 0.25% , or 1 basis point from September 30, 2022, and decreased 26 bps from December 31, 2021;
•Net charge-offs to average loans outstanding, excluding MW and PPP loans decreased 21 bps for the year ended December 31, 2022, compared to December 31, 2021;
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on February 24, 2023.

Results of Operations for the Three Months Ended December 31, 2022

Net Interest Income

For the three months ended December 31, 2022, net interest income before provision for credit losses was $106.1 million and net interest margin was 3.87%, compared to $101.0 million and 3.77%, respectively, for the three months ended September 30, 2022. The $5.1 million increase in net interest income before provision for credit losses was primarily due to a $27.6 million increase in interest income on loans driven by an increase in average balances and loan yields, offset by a $23.9 million increase in total interest expense on interest bearing liabilities driven by an increase in average balances and rates during three months ended December 31, 2022. Net interest margin increased 10 bps from the three months ended September 30, 2022, primarily due to the increase in yields earned on loans during the three months ended December 31, 2022, partially offset by an increase in funding costs.
Compared to the three months ended December 31, 2021, net interest income before provision for credit losses for the three months ended December 31, 2022 increased by $29.4 million, or 38.3%. The increase was primarily due to a $62.7 million increase in interest income on loans driven by an increase in average balances and loan yields, offset by a $22.4 million increase in interest expenses on interest-bearing demand and savings deposits and $6.9 million increase in certificates and other time deposits. Net interest margin increased 50 bps to 3.87% for the three months ended December 31, 2022 from 3.37% for the three months ended December 31, 2021. The increase was primarily due to an increase in average balances and loan yields during the three months ended December 31, 2022, partially offset by an increase in funding costs.

Noninterest Income
Noninterest income for the three months ended December 31, 2022 was $14.3 million, an increase of $1.3 million, or 10.0%, compared to the three months ended September 30, 2022. The increase in noninterest income was primarily due to a $7.0 million increase in gain on sale of USDA loans through our wholly owned subsidiary, North Avenue Capital, LLC ("NAC"). This increase was partially offset by an increase of $4.4 million in equity method investment losses and a $1.1 million decrease in customer swap income.
Compared to the three months ended December 31, 2021, noninterest income for the three months ended December 31, 2022 decreased $1.8 million, or 11.3%. The decrease was primarily due to a $6.7 million decrease in equity method investment income and $1.7 million decrease in gain on sale of SBA loans. The decrease was partially offset by a $5.7 million increase in gain on sale of USDA loans through NAC and a $1.5 million increase in customer swap income.

Noninterest Expense
Noninterest expense was $57.4 million for the three months ended December 31, 2022, compared to $51.0 million for the three months ended September 30, 2022, an increase of $6.4 million, or 12.5%. The increase was primarily driven by a $4.0 million increase in salaries and employee benefits from continued investment in talent, a $688 thousand increase in data processing and software expenses, a $683 thousand increase in professional and regulatory fees and a $501 thousand increase in occupancy and equipment.
Noninterest expense was $57.4 million for the three months ended December 31, 2022, compared to $45.1 million for the three months ended December 31, 2021, an increase of $12.3 million, or 27.2%. The increase was primarily driven by a $8.3 million increase in salary and employee benefits, from continued investment in talent. Additionally, the increase was driven by data processing and software expense of $1.6 million, professional and regulatory fees of $1.4 million, and occupancy and equipment of $718 thousand.

Financial Condition
Total LHI, excluding MW and PPP, were $9.0 billion at December 31, 2022, an increase of $524.0 million, or 24.4% annualized, compared to September 30, 2022, and an increase of $2.3 billion, or 33.5%, compared to December 31, 2021. These increases were the result of the continued execution and success of our loan growth strategy, including our investment in talent during 2022.

Total deposits were $9.1 billion at December 31, 2022, an increase of $374.8 million, or 17.0% annualized, compared to September 30, 2022, and an increase of $1.8 billion, or 23.9%, compared to December 31, 2021. The increase from September 30, 2022 was primarily the result of increase of $419.3 million in certificates and other time deposits and an increase of $126.3 million in interest-bearing transaction, money market and savings deposits accounts. The increase was partially offset by a decrease of $170.8 million of noninterest bearing deposits. The increase from December 31, 2021 was primarily the result of increases of $1.1 billion and $510.1 million in interest-bearing transaction, money market, and savings and certificates and other time deposits, respectively.

Asset Quality
NPAs increased to $43.7 million, or 0.36% of total assets, at December 31, 2022, compared to $30.6 million, or 0.26% of total assets, at September 30, 2022. The increase is primarily the result of a $13.2 million pool of PCD loans placed on non-accrual status during the three months ended December 31, 2022. Excluding the nonaccrual PCD loans, NPAs decreased to $30.5 million, or 0.25% of total assets. The Company had net charge-offs of $5.8 million for the fourth quarter of 2022. Net charge-offs compared to average loans outstanding were 17 bps for the year ended December 31, 2022, compared to 38 bps for year ended December 31, 2021.
The Company recorded a provision for credit losses of $11.8 million for the three months ended December 31, 2022, compared to a provision for credit losses of $6.7 million and a benefit for credit losses of $3.3 million for the three months ended September 30, 2022 and December 31, 2021, respectively. The provision for credit losses reported for the three months ended December 31, 2022, compared to the three months ended September 30, 2022 and December 31, 2021, respectively, was primarily attributable to an increase in general reserves as a result of changes in economic factors and loan growth. During the three months ended December 31, 2022, the Company recorded a $523 thousand benefit for unfunded commitments, which was primarily driven by decreases in unfunded balances.
Allowance for credit losses ("ACL") as a percentage of LHI, excluding MW and PPP loans, was 1.01%, 1.00% and 1.15% at December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

Dividend Information
On January 24, 2023, Veritex's Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on February 24, 2023 to stockholders of record as of the close of business on February 10, 2023.
Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call to review the results on Wednesday, January 25, 2023 at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/767zfwtq and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference at:
https://register.vevent.com/register/BI7ccf0c5ef7d84e35916df74d12b9e4ad. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week. You may access the replay via webcast through the investor relations section of Veritex’s website.
About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
	(Dollars and shares in thousands, except per-share data)
Per Share Data (Common Stock):
Basic EPS	$0.74	$0.80	$0.55	$0.66	$0.84	$2.75	$2.83
Diluted EPS	0.73	0.79	0.54	0.65	0.82	2.71	2.77
Book value per common share	26.83	26.15	26.50	26.86	26.64	26.83	26.64
Tangible book value per common share[1]	18.64	17.91	18.20	18.51	17.49	18.64	17.49
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.80	0.77

Common Stock Data:
Shares outstanding at period end	54,030	53,988	53,951	53,907	49,372	54,030	49,372
Weighted average basic shares outstanding for the period	54,011	53,979	53,949	50,695	49,329	53,170	49,405
Weighted average diluted shares outstanding for the period	54,780	54,633	54,646	51,571	50,441	53,952	50,352

Summary of Credit Ratios:
ACL to total LHI, excluding MW and PPP loans	1.01%	1.00%	1.02%	1.02%	1.15%	1.01%	1.15%
NPAs to total assets	0.36	0.26	0.40	0.46	0.51	0.36	0.51
NPAs, excluding nonaccrual PCD loans, to total assets[3]	0.25	0.26	0.40	0.46	0.51	0.25	0.51
Net charge-offs to average loans outstanding, excluding MW and PPP loans[4]	0.28	0.12	0.04	0.28	0.75	0.17	0.38

Summary Performance Ratios:
Return on average assets[4]	1.35%	1.50%	1.11%	1.36%	1.68%	1.33%	1.49%
Return on average equity[4]	11.03	11.82	8.21	10.00	12.65	10.28	11.01
Return on average tangible common equity[1,4]	16.75	17.82	12.68	15.84	20.06	15.78	17.57
Efficiency ratio	47.63	44.71	50.76	52.84	48.53	48.64	49.45
Net interest margin	3.87	3.77	3.42	3.22	3.37	3.59	3.24

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.74	$0.80	$0.55	$0.66	$0.84	$2.74	$2.77
Pre-tax, pre-provision operating return on average assets[1,2]	2.15%	2.20%	1.76%	1.71%	1.97%	1.97%	1.83%
Operating return on average assets[1,4]	1.36	1.51	1.12	1.38	1.72	1.35	1.49
Operating return on average tangible common equity[1,3]	16.95	17.94	12.77	16.08	20.48	15.94	17.58
Operating efficiency ratio[1]	47.11	44.37	50.45	52.05	47.64	48.21	49.27

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.20%	12.69%	13.51%	13.58%	13.30%	12.96%	13.54%
Tangible common equity to tangible assets[1]	8.60	8.58	9.04	9.98	9.28	8.60	9.28
Tier 1 capital to average assets (leverage)	9.82	9.79	10.14	10.66	9.05	9.82	9.05
Common equity tier 1 capital	9.09	9.09	9.25	9.84	8.58	9.09	8.58
Tier 1 capital to risk-weighted assets	9.34	9.35	9.52	10.14	8.89	9.34	8.89
Total capital to risk-weighted assets	11.63	11.68	11.95	12.73	11.60	11.63	11.60
1Refer to "Reconciliation of Non-GAAP Financial Measures" after the financial highlights for a reconciliation of this non-GAAP financial measure to its most directly comparable GAAP measure.
2 Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
4Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(in thousands)

	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$436,077	$433,897	$410,716	$551,573	$379,784
Debt securities	1,282,460	1,303,004	1,354,403	1,244,514	1,052,494
Other investments	122,450	115,551	202,685	188,699	190,591

Loans held for sale	20,641	17,644	14,210	18,721	26,007
LHI PPP loans, carried at fair value	1,995	2,821	7,339	18,512	53,369
LHI, MW	446,227	523,805	629,291	542,877	565,645
LHI, excluding MW and PPP	9,034,429	8,510,433	7,915,792	7,125,429	6,766,009
Total loans	9,503,292	9,054,703	8,566,632	7,705,539	7,411,030
ACL	(91,052)	(85,037)	(80,576)	(72,485)	(77,754)
Bank-owned life insurance	84,496	84,030	84,097	83,641	83,194
Bank premises, furniture and equipment, net	108,824	108,720	108,769	109,138	109,271
Other real estate owned ("OREO")	—	—	1,032	1,062	—
Intangible assets, net of accumulated amortization	53,213	56,238	59,011	63,986	66,017
Goodwill	404,452	404,452	404,452	404,452	403,771
Other assets	250,149	238,896	193,590	173,561	138,851
Total assets	$12,154,361	$11,714,454	$11,304,811	$10,453,680	$9,757,249
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,640,617	$2,811,412	$2,947,830	$2,765,895	$2,510,723
Interest-bearing transaction and savings deposits	4,395,975	4,269,668	4,007,250	3,688,292	3,276,312
Certificates and other time deposits	2,086,642	1,667,364	1,562,626	1,435,409	1,576,580
Total deposits	9,123,234	8,748,444	8,517,706	7,889,596	7,363,615
Accounts payable and other liabilities	177,579	173,198	126,116	105,552	69,160
Advances from Federal Home Loan Bank ("FHLB")	1,175,000	1,150,000	1,000,000	777,522	777,562
Subordinated debentures and subordinated notes	228,775	228,524	228,272	228,018	227,764
Securities sold under agreements to repurchase	—	2,389	3,275	4,996	4,069
Total liabilities	10,704,588	10,302,555	9,875,369	9,005,684	8,442,170
Commitments and contingencies
Stockholders’ equity:
Common stock	607	606	606	605	560
Additional paid-in capital	1,306,852	1,303,171	1,300,170	1,297,161	1,142,758
Retained earnings	379,299	350,195	317,664	298,830	275,273
Accumulated other comprehensive (loss) income	(69,403)	(74,491)	(21,416)	18,982	64,070
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,449,773	1,411,899	1,429,442	1,447,996	1,315,079
Total liabilities and stockholders’ equity	$12,154,361	$11,714,454	$11,304,811	$10,453,680	$9,757,249

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(in thousands, except per share data)

	For the Quarter Ended					For the Year Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Interest income:
Loans, including fees	$136,846	$109,199	$82,191	$71,443	$74,174	$399,679	$280,526
Debt securities	10,880	10,462	9,632	7,762	9,553	38,736	32,132
Deposits in financial institutions and Fed Funds sold	3,401	1,898	714	262	165	6,275	589
Equity securities and other investments	1,087	1,666	1,057	910	1,004	4,720	3,237
Total interest income	152,214	123,225	93,594	80,377	84,896	449,410	316,484
Interest expense:
Transaction and savings deposits	24,043	12,897	4,094	1,751	1,629	42,785	6,858
Certificates and other time deposits	8,543	3,919	1,465	1,380	1,661	15,307	9,079
Advances from FHLB	10,577	2,543	834	1,547	1,847	15,501	7,336
Subordinated debentures and subordinated notes	2,954	2,826	2,721	2,659	3,018	11,160	12,428
Total interest expense	46,117	22,185	9,114	7,337	8,155	84,753	35,701
Net interest income	106,097	101,040	84,480	73,040	76,741	364,657	280,783
Provision (benefit) for credit losses	11,800	6,650	9,000	(500)	(3,349)	26,950	(3,349)
(Benefit) provision for unfunded commitments	(523)	850	—	493	(1,040)	820	(1,481)
Net interest income after provisions	94,820	93,540	75,480	73,047	81,130	336,887	285,613
Noninterest income:
Service charges and fees on deposit accounts	5,173	5,217	5,039	4,710	4,782	20,139	16,742
Loan fees	2,477	2,786	2,385	2,794	2,697	10,442	7,607
Loss on sales of investment securities	—	—	—	—	—	—	(188)
Gain on sales of mortgage loans held for sale	4	16	223	307	293	550	1,592
Government guaranteed loan income, net	7,808	572	789	4,891	3,423	14,060	15,760
Equity method investment (loss) income	(5,416)	(1,058)	966	367	1,238	(5,141)	5,760
Customer swap income	2,273	3,358	1,321	946	796	7,898	2,491
Other income (loss)	2,007	2,130	(345)	1,082	2,921	4,874	8,641
Total noninterest income	14,326	13,021	10,378	15,097	16,150	52,822	58,405
Noninterest expense:
Salaries and employee benefits	33,690	29,714	26,924	27,513	25,401	117,841	94,748
Occupancy and equipment	5,116	4,615	4,496	4,517	4,398	18,744	17,263
Professional and regulatory fees	4,401	3,718	2,865	3,158	3,017	14,142	12,945
Data processing and software expense	4,197	3,509	3,386	2,921	2,597	14,013	9,946
Marketing	1,841	1,845	2,306	1,187	1,443	7,179	5,344
Amortization of intangibles	2,495	2,494	2,495	2,495	2,494	9,979	10,057
Telephone and communications	358	389	352	385	380	1,484	1,434
Merger and acquisition ("M&A") expense	—	384	295	700	826	1,379	826
Other	5,261	4,323	5,034	3,696	4,521	18,314	15,149
Total noninterest expense	57,359	50,991	48,153	46,572	45,077	203,075	167,712
Income before income tax expense	51,787	55,570	37,705	41,572	52,203	186,634	176,306
Income tax expense	11,890	12,248	8,079	8,102	10,697	40,319	36,722
Net income	$39,897	$43,322	$29,626	$33,470	$41,506	$146,315	$139,584

Basic EPS	$0.74	$0.80	$0.55	$0.66	$0.84	$2.75	$2.83
Diluted EPS	$0.73	$0.79	$0.54	$0.65	$0.82	$2.71	$2.77
Weighted average basic shares outstanding	54,011	53,979	53,949	50,695	49,329	53,170	49,405
Weighted average diluted shares outstanding	54,780	54,633	54,646	51,571	50,441	53,952	50,352

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$8,741,023	$131,817	5.98%	$8,277,762	$104,543	5.01%	$6,777,397	$70,334	4.12%
LHI, MW	383,080	5,024	5.20	448,556	4,649	4.11	483,850	3,629	2.98
PPP loans	2,357	6	1.00	2,775	7	1.00	83,553	211	1.00
Debt securities	1,286,342	10,880	3.36	1,362,365	10,462	3.05	1,092,089	9,553	3.47
Interest-earning deposits in other banks	353,737	3,401	3.81	346,296	1,898	2.17	417,266	165	0.16
Equity securities and other investments	119,054	1,087	3.62	203,528	1,666	3.25	191,031	1,004	2.09
Total interest-earning assets	10,885,593	152,215	5.55	10,641,282	123,225	4.59	9,045,186	84,896	3.72
ACL	(85,275)			(81,888)			(95,218)
Noninterest-earning assets	960,726			901,463			838,703
Total assets	$11,761,044			$11,460,857			$9,788,671

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,321,936	24,043	2.21%	$4,164,164	$12,897	1.23%	$3,357,958	1,629	0.19%
Certificates and other time deposits	1,785,152	8,543	1.90	1,656,347	3,919	0.94	1,615,066	1,661	0.41
Advances from FHLB	1,073,049	10,577	3.91	904,065	2,543	1.12	777,577	1,847	0.94
Subordinated debentures and subordinated notes	229,037	2,954	5.12	231,012	2,826	4.85	259,191	3,018	4.62
Total interest-bearing liabilities	7,409,174	46,117	2.47	6,955,588	22,185	1.27	6,009,792	8,155	0.54

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,737,468			2,925,462			2,413,443
Other liabilities	179,584			125,991			63,760
Total liabilities	10,326,226			10,007,041			8,486,995
Stockholders’ equity	1,434,818			1,453,816			1,301,676
Total liabilities and stockholders’ equity	$11,761,044			$11,460,857			$9,788,671

Net interest rate spread[2]			3.08%			3.32%			3.18%
Net interest income and margin[3]		$106,098	3.87%		$101,040	3.77%		$76,741	3.37%

1 Includes average outstanding balances of loans held for sale of $15,296, $14,023 and $8,987 for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Year Ended December 31,
	2022			2021
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-earning assets:
Loans[1]	$7,865,432	$382,883	4.87%	$6,285,510	$263,583	4.19%
LHI, MW	433,062	16,671	3.85	468,001	14,219	3.04
PPP loans	12,517	125	1.00	272,770	2,724	1.00
Debt securities	1,277,643	38,736	3.03	1,092,967	32,132	2.94
Interest-earning deposits in other banks	405,471	6,275	1.55	410,785	589	0.14
Equity securities and other investments	169,875	4,720	2.78	133,594	3,237	2.42
Total interest-earning assets	10,164,000	449,410	4.42	8,663,627	316,484	3.65
ACL	(79,845)			(101,383)
Noninterest-earning assets	905,103			799,334
Total assets	$10,989,258			$9,361,578

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$3,934,926	42,785	1.09	$3,198,225	6,858	0.21
Certificates and other time deposits	1,601,687	15,307	0.96	1,540,188	9,079	0.59
Advances from FHLB	896,687	15,501	1.73	777,635	7,336	0.94
Subordinated debentures and subordinated notes	230,984	11,160	4.83	263,535	12,428	4.72
Total interest-bearing liabilities	6,664,284	84,753	1.27	5,779,583	35,701	0.62

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,782,077			2,256,546
Other liabilities	119,237			57,457
Total liabilities	9,565,598			8,093,586
Stockholders’ equity	1,423,660			1,267,992
Total liabilities and stockholders’ equity	$10,989,258			$9,361,578

Net interest rate spread[2]			3.15%			3.03%
Net interest income and margin[3]		$364,657	3.59%		$280,783	3.24%

1Includes average outstanding balances of loans held for sale of $13,558 and $12,093 for the twelve months ended December 31, 2022 and 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Yield Trend

	For the Quarter Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Average yield on interest-earning assets:
Loans[1]	5.98%	5.01%	4.16%	4.03%	4.12%
LHI, MW	5.20	4.11	3.29	2.95	2.98
PPP loans	1.00	1.00	1.00	1.00	1.00
Debt securities	3.36	3.05	2.93	2.76	3.47
Interest-bearing deposits in other banks	3.81	2.17	0.77	0.19	0.16
Equity securities and other investments	3.62	3.25	2.53	1.94	2.09
Total interest-earning assets	5.55%	4.59%	3.79%	3.54%	3.72%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	2.21%	1.23%	0.44%	0.20%	0.19%
Certificates and other time deposits	1.90	0.94	0.40	0.37	0.41
Advances from FHLB	3.91	1.12	0.40	0.81	0.94
Subordinated debentures and subordinated notes	5.12	4.85	4.70	4.65	4.62
Total interest-bearing liabilities	2.47%	1.27%	0.58%	0.50%	0.54%

Net interest rate spread[2]	3.08%	3.32%	3.21%	3.04%	3.18%
Net interest margin[3]	3.87%	3.77%	3.42%	3.22%	3.37%
1 Includes average outstanding balances of loans held for sale of $15,296, $14,023, $12,112, $12,769 and $8,987 for the three months ended December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively, and average balances of LHI, excluding MW and PPP loans.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Average cost of interest-bearing deposits	2.12%	1.15%	0.43%	0.26%	0.26%
Average costs of total deposits, including noninterest-bearing	1.46	0.76	0.28	0.17	0.18

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Dec 31, 2022		Sep 30, 2022		Jun 30, 2022		Mar 31, 2022		Dec 31, 2021
	(In thousands, except percentages)
LHI[1]
Commercial	$2,940,353	32.4%	$2,740,948	32.1%	$2,450,403	30.9%	$2,125,900	29.8%	$2,006,876	29.6%
Real Estate:
Owner occupied commercial ("OOCRE")	715,829	7.9	677,705	7.9	646,723	8.2	633,615	8.9	665,537	9.8
Non-owner occupied commercial ("NOOCRE")	2,341,379	25.9	2,273,305	26.7	2,203,970	27.8	2,145,826	30.0	2,120,309	31.3
Construction and land	1,787,400	19.7	1,673,997	19.6	1,532,997	19.3	1,297,338	18.2	1,062,144	15.7
Farmland	43,500	0.5	43,569	0.5	47,319	0.6	48,095	0.7	55,827	0.8
1-4 family residential	894,456	9.9	858,693	10.1	765,260	9.6	604,408	8.5	542,566	8.0
Multi-family residential	322,679	3.6	252,244	3.0	276,632	3.5	272,250	3.8	310,241	4.6
Consumer	7,806	0.1	7,465	0.1	7,520	0.1	9,533	0.1	11,998	0.2
Total LHI	$9,053,402	100%	$8,527,926	100%	$7,930,824	100%	$7,136,965	100%	$6,775,498	100%

MW	446,227		523,805		629,291		542,877		565,645
PPP loans	1,995		2,821		7,339		18,512		53,369

Total LHI[1]	$9,501,624		$9,054,552		$8,567,454		$7,698,354		$7,394,512

Deposits
Noninterest-bearing	$2,640,617	28.9%	$2,811,412	32.1%	$2,947,830	34.6%	$2,765,895	35.1%	$2,510,723	34.1%
Interest-bearing transaction	622,814	6.8	603,729	6.9	660,557	7.8	599,580	7.6	579,408	7.9
Money market	3,654,868	40.1	3,533,532	40.4	3,217,195	37.8	2,958,790	37.5	2,568,843	34.9
Savings	118,293	1.3	132,407	1.5	129,498	1.5	129,922	1.6	128,061	1.7
Certificates and other time deposits	2,086,642	22.9	1,667,364	19.1	1,562,626	18.3	1,435,409	18.2	1,576,580	21.4
Total deposits	$9,123,234	100%	$8,748,444	100%	$8,517,706	100%	$7,889,596	100%	$7,363,615	100%

Loan to Deposit Ratio	104.1%		103.5%		100.6%		97.6%		100.4%
Loan to Deposit Ratio, excluding MW and PPP loans	99.2%		97.5%		93.1%		90.5%		92.0%

1 Total LHI does not include deferred costs of $19.0 million, $17.5 million, $15.0 million, $11.5 million and $9.5 million at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022 and December 31, 2021, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

Asset Quality

	For the Quarter Ended					For the Year Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$30,364	$30,592	$42,242	$46,680	$49,687	$30,364	$49,687
Nonaccrual PCD loans[1]	13,178	—	—	—	—	13,178	—
Accruing loans 90 or more days past due[2]	125	—	1,753	264	441	125	441
Total nonperforming loans held for investment ("NPLs")	43,667	30,592	43,995	46,944	50,128	43,667	50,128
OREO	—	—	1,032	1,062	—	—	—
Total NPAs	$43,667	$30,592	$45,027	$48,006	$50,128	$43,667	$50,128

Charge-offs:
1-4 family residential	$—	$—	$—	$—	$—	$—	$(379)
OOCRE	—	(1,061)	(244)	(1,341)	(898)	(2,646)	(2,400)
NOOCRE	(1,019)	(838)	—	(553)	(7,936)	(2,410)	(7,936)
Commercial	(5,449)	(460)	(528)	(3,294)	(4,114)	(9,731)	(15,576)
Consumer	(41)	(19)	(1,091)	(134)	(44)	(1,285)	(99)
Total charge-offs	(6,509)	(2,378)	(1,863)	(5,322)	(12,992)	(16,072)	(26,390)

Recoveries:
1-4 family residential	24	4	3	—	6	31	64
OOCRE	26	—	245	—	—	271	500
NOOCRE	229	3	93	400	—	725	—
Commercial	415	177	572	144	61	1,308	1,542
Consumer	30	5	41	9	257	85	303
Total recoveries	724	189	954	553	324	2,420	2,409

Net charge-offs	$(5,785)	$(2,189)	$(909)	$(4,769)	$(12,668)	$(13,652)	$(23,981)

ACL	$91,052	$85,037	$80,576	$72,485	$77,754	$91,052	$77,754

Asset Quality Ratios:
NPAs to total assets	0.36%	0.26%	0.40%	0.46%	0.51%	0.36%	0.51%
NPAs, excluding nonaccrual PCD loans, to total assets	0.25	0.26	0.40	0.46	0.51	0.25	0.51
NPLs to total LHI, excluding MW and PPP loans	0.48	0.36	0.55	0.66	0.74	0.48	0.74
NPLs, excluding nonaccrual PCD loans, to total LHI, excluding MW and PPP loans	0.34	0.36	0.55	0.66	0.74	0.34	0.74
ACL to total LHI, excluding MW and PPP loans	1.01	1.00	1.02	1.02	1.15	1.01	1.15
Net charge-offs to average loans outstanding[3]	0.28	0.12	0.04	0.28	0.75	0.17	0.38

1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP, in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value per common share is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,449,773	$1,411,899	$1,429,442	$1,447,996	$1,315,079
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(403,771)
Core deposit intangibles	(38,247)	(40,684)	(43,122)	(45,560)	(47,998)
Tangible common equity	$1,007,074	$966,763	$981,868	$997,984	$863,310
Common shares outstanding	54,030	53,988	53,951	53,907	49,372

Book value per common share	$26.83	$26.15	$26.50	$26.86	$26.64
Tangible book value per common share	$18.64	$17.91	$18.20	$18.51	$17.49

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(Dollars in thousands, except percentages)
Tangible Common Equity
Total stockholders' equity	$1,449,773	$1,411,899	$1,429,442	$1,447,996	$1,315,079
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(403,771)
Core deposit intangibles	(38,247)	(40,684)	(43,122)	(45,560)	(47,998)
Tangible common equity	$1,007,074	$966,763	$981,868	$997,984	$863,310
Tangible Assets
Total assets	$12,154,361	$11,714,454	$11,304,811	$10,453,680	$9,757,249
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(403,771)
Core deposit intangibles	(38,247)	(40,684)	(43,122)	(45,560)	(47,998)
Tangible Assets	$11,711,662	$11,269,318	$10,857,237	$10,003,668	$9,305,480
Tangible Common Equity to Tangible Assets	8.60%	8.58%	9.04%	9.98%	9.28%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
	(Dollars in thousands, except for percentages)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$39,897	$43,322	$29,626	$33,470	$41,506	$146,315	$139,584
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	9,752	9,761
Less: Tax benefit at the statutory rate	512	512	512	512	512	2,048	2,050
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$41,823	$45,248	$31,552	$35,396	$43,432	$154,019	$147,295

Average Tangible Common Equity
Total average stockholders' equity	$1,434,818	$1,453,816	$1,447,377	$1,357,448	$1,301,676	$1,423,660	$1,267,992
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,014)	(393,220)	(404,344)	(376,480)
Average core deposit intangibles	(39,792)	(42,230)	(44,720)	(47,158)	(49,596)	(43,451)	(53,233)
Average tangible common equity	$990,574	$1,007,134	$998,205	$906,276	$858,860	$975,865	$838,279
Return on Average Tangible Common Equity (Annualized)	16.75%	17.82%	12.68%	15.84%	20.06%	15.78%	17.57%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss (gain) on sale of securities, net, plus debt extinguishment costs, less Thrive Mortgage, LLC's ("Thrive") PPP loan forgiveness income, plus merger and acquisition expenses, less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus benefit (provision) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as non interest expense plus adjustments to operating non interest expense divided by non interest income plus adjustments to operating non interest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Year Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$39,897	$43,322	$29,626	$33,470	$41,506	$146,315	$139,584
Plus: Severance payments[1]	630	—	—	—	—	630	627
Plus: Loss on sale of debt securities AFS, net	—	—	—	—	—	—	188
Less: Thrive PPP loan forgiveness income[2]	—	—	—	—	—	—	1,912
Plus: M&A expenses	—	384	295	700	826	1,379	826
Operating pre-tax income	40,527	43,706	29,921	34,170	42,332	148,324	139,313
Less: Tax impact of adjustments	132	81	66	156	(78)	435	92
Plus: Nonrecurring tax adjustments[3]	—	—	—	—	—	—	426
Operating earnings	$40,395	$43,625	$29,855	$34,014	$42,410	$147,889	$139,647

Weighted average diluted shares outstanding	54,780	54,633	54,646	51,571	50,441	53,952	50,352
Diluted EPS	$0.73	$0.79	$0.54	$0.65	$0.82	$2.71	$2.77
Diluted operating EPS	$0.74	$0.80	$0.55	$0.66	$0.84	$2.74	$2.77
1 Severance payments relate to restructurings made for the years ended December 31, 2022 and 2021.
2 During the year ended December 31, 2021, Thrive’s PPP loan with another bank was 100% forgiven by the Small Business Administration. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.
3 A nonrecurring tax adjustment of $426 thousand recorded for the year ended December 31, 2021 was due to a true-up of a deferred tax liability.

	For the Quarter Ended					For the Year Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
	(Dollars in thousands, except percentages)
Pre-Tax, Pre-Provision Operating Earnings
Net Income	$39,897	$43,322	$29,626	$33,470	$41,506	$146,315	$139,584
Plus: Provision for income taxes	11,890	12,248	8,079	8,102	10,697	40,319	36,722
Plus: Provision (benefit) for credit losses and unfunded commitments	11,277	7,500	9,000	(7)	(4,389)	27,770	(4,830)
Plus: Severance payments	630	—	—	—	—	630	627
Plus: Loss on sale of debt securities AFS, net	—	—	—	—	—	—	188
Less: Thrive PPP loan forgiveness income	—	—	—	—	—	—	1,912
Plus: M&A expenses	—	384	295	700	826	1,379	826
Net pre-tax, pre-provision operating earnings	$63,694	$63,454	$47,000	$42,265	$48,640	$216,413	$171,205

Total average assets	$11,761,044	$11,460,857	$10,711,663	$9,998,922	$9,788,671	$10,989,258	$9,361,578
Pre-tax, pre-provision operating return on average assets[1]	2.15%	2.20%	1.76%	1.71%	1.97%	1.97%	1.83%

Average Total Assets	$11,761,044	$11,460,857	$10,711,663	$9,998,922	$9,788,671	$10,989,258	$9,361,578
Return on average assets[1]	1.35%	1.50%	1.11%	1.36%	1.68%	1.33%	1.49%
Operating return on average assets[1]	1.36	1.51	1.12	1.38	1.72	1.35	1.49

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$40,395	$43,625	$29,855	$34,014	$42,410	$147,889	$139,647
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	9,752	9,761
Less: Tax benefit at the statutory rate	512	512	512	512	512	2,048	2,050
Operating earnings adjusted for amortization of core deposit intangibles	$42,321	$45,551	$31,781	$35,940	$44,336	$155,593	$147,358

Average Tangible Common Equity
Total average stockholders' equity	$1,434,818	$1,453,816	$1,447,377	$1,357,448	$1,301,676	$1,423,660	$1,267,992
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,014)	(393,220)	(404,344)	(376,480)
Less: Average core deposit intangibles	(39,792)	(42,230)	(44,720)	(47,158)	(49,596)	(43,451)	(53,233)
Average tangible common equity	$990,574	$1,007,134	$998,205	$906,276	$858,860	$975,865	$838,279
Operating return on average tangible common equity[1]	16.95%	17.94%	12.77%	16.08%	20.48%	15.94%	17.58%

Efficiency ratio	47.63%	44.71%	50.76%	52.84%	48.53%	48.64%	49.45%
Net interest income	$106,097	$101,040	$84,480	$73,040	$76,741	$364,657	$280,783
Noninterest income	14,326	13,021	10,378	15,097	16,150	52,822	58,405
Plus: Loss on sale of debt securities AFS, net	—	—	—	—	—	—	188
Less: Thrive's PPP loan forgiveness income	—	—	—	—	—	—	1,912
Operating noninterest income	14,326	13,021	10,378	15,097	16,150	52,822	56,681
Noninterest expense	57,359	50,991	48,153	46,572	45,077	203,075	167,712
Less: Severance payments	630	—	—	—	—	630	627
Less: M&A expenses	—	384	295	700	826	1,379	826
Operating noninterest expense	$56,729	$50,607	$47,858	$45,872	$44,251	$201,066	$166,259
Operating efficiency ratio	47.11%	44.37%	50.45%	52.05%	47.64%	48.21%	49.27%
1 Annualized ratio for quarterly metrics.